UNITED STATES
                        SECURITIES AND EXCHANGE COMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14c-5(d)(2)
[X]  Definitive Proxy Statement

                                FI-TEK VII, INC.
                                ----------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


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                                FI-TEK VII, INC.
                                  300 High St.
                              Denver Colorado 80218

                              INFORMATION STATEMENT

        Pursuant to Section 14(c) of the Securities Exchange Act of 1934

                    Approximate date of mailing: June 9, 2005

               THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU
                    BY THE BOARD OF DIRECTORS OF THE COMPANY.
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

Item 1.  Information Required by Schedule 14A

     This Information Statement is first being furnished on or about June 9, 2005, to the holders of record as of the close of business on June 7, 2005 of shares of Common Stock, par value $0.00001 per share (the "Common Stock") of Fi-Tek VII, Inc., a Delaware corporation (the "Company" or "Fi-Tek") to notify such stockholders that on May 31, 2005, the Company received written consents in lieu of a meeting of stockholders from the holders of a majority of the shares of Common Stock (the "Majority Stockholders") approving the Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which (i) the Company's name will change to Ronco Corporation (the "Name Change") and (ii) the Company will effect a one for eighty nine (1:89) reverse split of its Common Stock (the "Reverse Stock Split"). This Information Statement describing the approval of the Name Change and the Reverse Stock Split is first being mailed or furnished to the Company's Stockholders on or about June 9, 2005, and such matters shall not become effective until at least twenty (20) calendar days after this Information Statement is first sent or given to stockholders pursuant to the requirements of Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on June 30, 2005. This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the Delaware General Corporation Law. The names of the stockholders who have executed the written consent and their respective ownership of the Company's Common Stock is as follows: Frank L. Kramer (10,400,000 and 24.46%), Ronald J. Miller (11,150,000 and 26.23%) and
Henry F. Schlueter (1,000,000 and 2.35%). As of the close of business on June 7, 2005, the Company had 42,507,500 shares of its Common Stock issued, outstanding and entitled to vote.

General
-------

     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.

Proposals
---------

     On May 31, 2005, the members of the Board of Directors of the Company proposed and recommended to the stockholders the Name Change and the Reverse Stock Split. The first proposal was an amendment to the Certificate of



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Incorporation to change the name of the Company to "Ronco Corporation" and the second amendment was an amendment to the Certificate of Incorporation to effect a one for eighty-nine (1:89) reverse split of its Common Stock. If these proposals had not been adopted by the Majority Stockholders, it would have been necessary for these actions to have been considered by the Company's stockholders at a special or annual stockholders' meeting convened for at least the purpose of approving the Name Change and the Reverse Stock Split.

     The elimination of the need for a meeting of the stockholders to approve the Name Change and the Reverse Stock Split is authorized by Section 228 of the Delaware General Corporation Law, which provides that action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing is signed by the holders of outstanding stock having note less than the minimum number of votes that would be necessary to authorize or take action at a meeting at which all shares entitled vote thereon were present and voted, may be substituted for the special meeting. According to Section 242 of the Delaware General Corporation Law, a majority of the outstanding stock of each class entitled to vote on the matter is required in order to amend the Company's Certificate of Incorporation.

     In order to eliminate the costs and management time involved in holding a special meeting, and in order to effectuate the Name Change and Reverse Stock Split as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company decided to utilize the written consent of the Majority Stockholders of the Company.

     On May 31, 2005, the Majority Stockholders, by written consent in lieu of a meeting, approved a Certificate of Amendment to the Company's Certificate of Incorporation. A copy of the amended Certificate of Incorporation reflecting the Name Change and the Reverse Stock Split is attached hereto as Exhibit A. No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company's Certificate of Incorporation. Under Delaware law, any dissenting stockholder is not entitled to appraisal rights with respect to the Certificate of Amendment covering the Name Change or the Reverse Stock Split, and the Company will not independently provide stockholders with any such right.

     The Name Change and the Reverse Stock Split were effected in connection with the Agreement and Plan of Merger (the "Agreement") entered into on May 20, 2005 between the Company, Frank L. Kramer, Ronald J. Miller, Ronco Acquisition Corporation, a Delaware corporation ("Ronco Acquisition") and Ronco Marketing Corporation ("RMC"), a private Delaware corporation, pursuant to which the Company will acquire RMC through the issuance of shares of the Company's common stock (the "Merger"). Prior to the closing, the Agreement requires, among other things, that the Company change its name to Ronco Corporation, or such similar name as is available in the State of Delaware, and effectuate a 1 for 89 reverse split of its common stock. The Name Change and the Reserve Stock Split were effected to met these conditions.

Description of Proposal One: Name Change to Ronco Corporation
-------------------------------------------------------------

     On May 31, 2005, Fi-Tek's Board of Directors and the Majority Shareholders approved a change to the company's corporate name to Ronco

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Corporation. The name change will become effective upon the filing of the amendment to Fi-Tek's Certificate of Incorporation, twenty days after Fi-Tek delivers the Definitive Information Statement to its stockholders.

Description of Proposal Two: Reverse Stock Split
------------------------------------------------

Summary of the Reverse Split

     On May 31, 2005, Fi-Tek Board of Directors and the Majority Shareholders approved a 1:89 reverse stock split of its $.0001 par value Common Stock. On May 31, 2005, the Company had 500,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $.00001 per share authorized, with 42,507,500 shares of Common Stock issued and outstanding. The company has no other class of stock outstanding. When the reverse split becomes effective, each holder of eighty nine (89) shares of Fi-Tek's $.0001 par value common stock will own one (1) share of $.0001 par value common stock. Fi-Tek will issue one whole share of common stock in lieu of fractional shares. With the exception of adjustments for those stockholders with fractional shares, the reverse stock split will not effect any stockholder's proportional equity interest in the company in relation to other stockholders or rights, preferences, privileges or priorities of any stockholder. As a result, all of the existing shareholders of the Company will continue to be shareholders of the Company after the effective date of the Reverse Stock Split.

Mechanics of the Reverse Split

     Twenty days after Fi-Tek files its Definitive Information Statement, it will file the amendment to the Certificate of Incorporation with the Delaware Secretary of State, and the reverse split will be effective. Immediately after Fi-Tek files the amendment, each eighty nine (89) shares of pre-reverse common stock will automatically, and without further action on behalf of the stockholders, be converted into one (1) share of post-reverse common stock.

Federal Income Tax Consequences of the Reverse Stock Split

     The following is a summary of the material federal income tax consequences of the reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the post-reverse common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of pre-reverse common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1. The reverse split will qualify as a recapitalization described in
Section 368(a)(1)(E) of the Code.


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     2. The company will not recognize a gain or loss in connection with the reverse stock split.

     3. A shareholder will not recognize a gain or loss when he or she exchanges all of his or her shares of pre-reverse Common Stock solely for shares of post-reverse Common Stock.

     4. The aggregate basis of the shares of post-reverse Common Stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of pre-reverse Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of post-reverse Common Stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of pre-reverse Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Outstanding Shares

     As of May 31, 2005, the date of action by the Majority Shareholders, we had 42,507,500 shares of our par value $.00001 common stock outstanding. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 20,000,000 shares of preferred stock, par value $.00001 per share. There are no shares of our preferred stock issued or outstanding. Each share of Common Stock is entitled to one vote.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 24, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers and directors; and (iii) all executive officers and directors as a group. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.



                [REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]




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Name and Address of                           Shares beneficially owned
 Beneficial owner                          Number               Percentage
 ----------------                          ----------           ----------

Frank L. Kramer                            10,400,000              24.46%
7676 E. Arizona Drive
Denver, CO  80231

Ronald J. Miller (1)                       11,250,000              26.47%
300 High Street
Denver, CO  80218

Maurice LaFlamme                            2,250,000               5.29%
49 Bay View Drive North
Jamestown, RI  02835

Robert Neece                                2,150,000               5.06%
303 E. 17th Ave
Suite 800
Denver, Co. 80203

All directors and
executive officers                         21,650,000              50.93%



(1) Includes 100,000 shares held in an individual retirement account for the benefit of Mr. Miller's spouse, in which shares Mr. Miller disclaims all beneficial interest.

Item 2.  Statement that Proxies Are Not Solicited

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY


Item 3. Interest of Certain Persons in, or in opposition to, matters to be acted upon

     No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by securityholdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available to the public from the SEC's website at http://www.sec.gov/.



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
                    STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 300 High St. Denver Colorado 80218. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular directors.

                           NO SOLICITATION OF PROXIES

     This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of the Majority Stockholders. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.


Dated:   June 9, 2005                     By order of the Board of Directors:


                                          By: /s/ Frank L. Kramer
                                          --------------------------
                                          Frank L. Kramer, President

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                                FI-TEK VII, INC.

     Pursuant to the provisions of the Delaware General Corporation Law, Fi-Tek VII, Inc. (the "Corporation"), the undersigned Secretary of the Corporation, hereby certifies as follows:

     FIRST: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted resolutions dated May 31, 2005, setting forth a proposed amendment (the "Name Change Amendment") to the Certificate of Incorporation of the Corporation to change the Corporation's name to Ronco Corporation, declaring the advisability of the Name Change Amendment, and directing the proper officers of the Corporation to submit the Name Change Amendment to the stockholders of the Corporation entitled to vote thereon for their consideration thereof.

     SECOND: Pursuant to Section 228 of the Delaware General Corporation Law, stockholders of the Corporation holding at least a majority of the voting power of the shares of the Corporation entitled to vote on the Name Change Amendment adopted a resolution effective as of May 31, 2005, approving the Name Change Amendment.

     THIRD: The text of the Name Change Amendment is as follows:

                                   "ARTICLE I
                                NAME AND DURATION

          The name of this corporation is Ronco Corporation (the "Company"). It shall have perpetual existence."

     FOURTH: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation adopted resolutions dated May 31, 2005, setting forth a proposed amendment and reaffirmation (the "Reverse Split Amendment") to the Certificate of Incorporation of the Corporation to effect a reverse stock split in the issued and outstanding, but not the authorized and unissued, shares of common stock, $.00001 par value (the "Common Stock"), of the Corporation in a ratio of 1-for-89, declaring the advisability of the Reverse Split Amendment, and directing the proper officers of the Corporation to submit the Reverse Split Amendment to the stockholders of the Corporation entitled to vote thereon for their consideration thereof.


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
     FIFTH: Pursuant to the Reverse Split Amendment, each eighty nine (89) shares of the Corporation's outstanding Common Stock, pre-reverse stock split shall be reclassified into one (1) share of the Corporation's common stock, post reverse stock split.

     SIXTH: Pursuant to Section 228 of the Delaware General Corporation Law, stockholders of the Corporation holding at least a majority of the voting power of the shares of the Corporation entitled to vote on the Reverse Split Amendment adopted a resolution effective as of May 31, 2005, approving the Reverse Split Amendment.

     SEVENTH: The text of the Reverse Split Amendment is as follows:

                                   "ARTICLE V
                                  CAPITAL STOCK

     5.01. Authorized Shares. The capital stock of the Company shall consist of 500,000,000 shares of common stock, $.00001 par value, and 20,000,000 shares of preferred stock, $.00001 par value. All shares of the Company shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

     Upon this Certificate of Amendment to the Certificate of Incorporation of the Company becoming effective pursuant to the General Corporation Law (the "Effective Time"), every eighty nine (89) shares of the Company's common stock, par value $0.00001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be automatically reclassified as and converted into one share of common stock, par value $0.00001 per share, of the Company (the "New Common Stock"). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock into New Common Stock. In lieu thereof, each holder of record of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock shall receive one (1) whole share of New Common Stock.

     Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive one (1) whole share of New Common Stock in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified."



                                                  ------------------------
                                                  (duly authorized officer)




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